UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  December 12, 2011

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-03526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD

Appointment of Chad D. Perry as Executive Vice President and General Counsel

On December 12, 2011, Tanger Factory Outlet Centers, Inc. (the "Company") announced the appointment of Chad D. Perry as Executive Vice President and General Counsel effective immediately. Mr. Perry, 39, will be responsible for overseeing corporate governance, compliance, management of outside counsel relationships and management of the Company's in house legal department. Mr. Perry will report to the Company's President and Chief Executive Officer, Steven B. Tanger, and work directly with the Company's executive leadership team on strategic initiatives including acquisition and development.

A copy of the press release announcing the above appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit 99.1	Press release announcing Chad D. Perry's appointment as an Executive Vice President and General Counsel of Tanger Factory Outlet Centers, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2011

TANGER FACTORY OUTLET CENTERS, INC.

By:    /s/ Frank C. Marchisello, Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.
99.1	Press release announcing Chad D. Perry's appointment as Executive Vice President and General Counsel of Tanger Factory Outlet Centers, Inc. dated December 12, 2011.